Exhibit 4.A

COLORADO INTERSTATE GAS COMPANY

as Issuer

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of October 15, 2007

To

INDENTURE

Dated as of June 27, 1997

FOURTH SUPPLEMENTAL INDENTURE, dated as of October 15, 2007 (this “Fourth Supplemental Indenture”), between COLORADO INTERSTATE GAS COMPANY, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (successor-in-interest to Harris Trust and Savings Bank), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of June 27, 1997 (the “Original Indenture”), as amended and supplemented by (i) the First Supplemental Indenture thereto dated as of June 27, 1997 (the “First Supplemental Indenture”), (ii) the Second Supplemental Indenture thereto dated as of March 9, 2005 (the “Second Supplemental Indenture”) and (iii) the Third Supplemental Indenture thereto dated as of November 1, 2005 (the “Third Supplemental Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture, being referred to herein as the “Indenture”); and

WHEREAS, Section 9.02 of the Original Indenture provides that, with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of all Series affected thereby (voting as a single class), the Company and the trustee under the Indenture may enter into an indenture or indentures supplemental to the Original Indenture for the purpose of amending or supplementing the Indenture; and

WHEREAS, all acts and things necessary to make this Fourth Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Securityholders, as follows:

ARTICLE 1
Relation to Indenture; Definitions

SECTION 1.01.  Relation to Indenture.

With respect to each Series of Securities, this Fourth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.  Definitions.

For all purposes of this Fourth Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

SECTION 1.03.  General References.

All references in this Fourth Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Fourth Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Fourth Supplemental Indenture.

ARTICLE 2
Amendments to Original Indenture

With respect to each Series of Securities, the Original Indenture is hereby amended as set forth below.

SECTION 2.01.  Legal Existence.

Section 4.03 of the Original Indenture is hereby amended and restated to read, in its entirety, as follows:

SECTION 4.03  Legal Existence.

Subject to Article 5 and Section 4.04, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and the rights (charter and statutory) and material franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors or management of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and if the loss thereof is not, and will not be, adverse in any material respect to the Holders; and provided further that this Section 4.03 shall not prohibit the Company from consummating any statutory conversion of the Company into any form of non-corporate legal entity (including without limitation a general partnership, limited partnership or limited liability company) so long as (immediately after giving effect to such conversion) at least one corporation is a co-issuer party to this Indenture and to each Series of Securities at any time issued hereunder and is jointly and severally liable with respect to any and all obligations of the Company under this Indenture and each such Series of Securities, as a primary obligor and not as a guarantor or surety.

SECTION 2.02.  When Company May Merge, Etc.

The last paragraph of Section 5.01 of the Original Indenture is hereby amended and restated to read, in its entirety, as follows:

Notwithstanding the foregoing, (i) any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries and (ii) this Section 5.01 shall not prohibit the Company from consummating any statutory conversion of the Company into any form of non-corporate legal entity (including without limitation a general partnership, limited partnership or limited liability company) so long as (immediately after giving effect to such conversion) at least one corporation is a co-issuer party to this Indenture and to each Series of Securities at any time issued hereunder and is jointly and severally liable with respect to any and all obligations of the Company under this Indenture and each such Series of Securities, as a primary obligor and not as a guarantor or surety.

SECTION 2.03.  Amendments, Supplements and Waivers Without Consent of Holders.

Section 9.01 of the Original Indenture is hereby amended as follows:

(a)	by deleting the “or” appearing at the end of clause (6);

(b)	by deleting the period (“.”) appearing at the end of clause (7) and replacing it with “; and”; and

(c)	by adding the following additional clause (8) to appear immediately following clause (7):

(8)  to add a corporate co-issuer party to this Indenture and each Series of Securities as described in Sections 4.03 and 5.01 of this Indenture.

SECTION 2.04.  Non-Recourse to any General Partner; No Personal Liability of Officers, Directors, Employees, Partners, Etc.

Section 10.10 of the Original Indenture is hereby amended and restated to read, in its entirety, as follows:

SECTION 10.10  Non-Recourse to any General Partner; No Personal Liability of Officers, Directors, Employees, Partners, Etc.

The Trustee, and each Holder of a Security by its acceptance thereof, will be deemed to have agreed in this Indenture that (1) neither any general partner of the Company nor such general partner's assets (nor any of its Affiliates other than the Company or any corporate co-issuer, nor their respective assets) shall be liable for any of the obligations of the Company or any corporate co-issuer under this Indenture or such Securities, and (2) no director, officer, employee, stockholder, member, manager, limited partner or other holder of the equity securities, as such, of the Company, any corporate co-issuer, the Trustee, any general partner of the Company or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Company or any corporate co-issuer under this Indenture or such Securities by reason of his, her or its status.  Accordingly, without limiting the generality of the foregoing, obligations of the Company and any corporate co-issuer under this Indenture and the Securities hereunder are non-recourse to any general partner, director, officer, employee, stockholder, member, manager, limited partner or other holder of the equity securities, as such, of the Company or any corporate co-issuer and their respective Affiliates (other than the Company or any corporate co-issuer), and are payable only out of the cash flow and assets of the Company and any corporate co-issuer.

ARTICLE 3
Miscellaneous

SECTION 3.01.  Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture or the proper authorization or the due execution hereof by the Company.

SECTION 3.02.  Continued Effect.

Except as expressly supplemented and amended by this Fourth Supplemental Indenture, the Original Indenture (as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture) shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture) is in all respects hereby ratified and confirmed.  This Fourth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03.  Governing Law.

This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.04.  Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

COLORADO INTERSTATE GAS COMPANY

By:       /s/John J. Hopper
Name:  John J. Hopper
Title:    Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

By:        /s/Brian Echausee
Brian Echausee, Trust Officer
              Authorized Signatory